Exhibit 21

                     EXHIBIT 21: SUBSIDIARIES OF REGISTRANT


Subsidiary of Registrant        State of Incorporation             D/B/A's
------------------------        ----------------------             -------

Southington Savings Bank        Connecticut                        None